Exhibit 99.2

PATIENT CARE SOLUTIONS BUSINESS COMBINED FINANCIAL STATEMENTS As of March 31, 2019 and 2018, and for the years ended March 31,2019 and March 31, 2018

INDEX TO COMBINED FINANCIAL INFORMATION Contents COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS 5 COMBINED BALANCE SHEETS 6 COMBINED STATEMENTS OF NET PARENT INVESTMENT 7 COMBINED STATEMENTS OF CASH FLOWS 8 NOTES TO COMBINED FINANICAL STATEMENTS 9 2

GrantThornton GRANT THORNTON LLP 27777 FRANKLIN ROAD, SUTIE 800 SOUTHFIELD, Ml 48034 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS D F +1 248 262 1950 +1 248 350 3581 Board of Directors AdaptHealth Corp. We have audited the accompanying combined financial statements of the Patient Care Solutions Business, which comprise the combined balance sheets as of March 31, 2019 and 2018, and the related combined statements of operations and comprehensive loss, net parent investment, and cash flows for the years then ended, and the related notes to the financial statements. Management's responsibility for the financial statements Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error. Auditor's responsibility Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. GT.COM Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL}. GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

GrantThornton Opinion In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Patient Care Solutions Business as of March 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Southfield, Michigan January 17, 2020

PATIENT CARE SOLUTIONS BUSINESS

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands)

	Years Ended			
		March 31, 2019		March 31, 2018
Revenues	$	134,774	$	144,461
Cost of sales		(84,995)		(91,040)
Gross profit		49,779		53,421
Operating expenses				
Selling, distribution and administrative expenses		(86,269)		(106,196)
Restructuring charges		(7,601)		(2,887)
Total operating expenses		(93,870)		(109,083)
Operating loss		(44,091)		(55,662)
Other expense, net		62		(11)
Loss from operations before income taxes		(44,029)		(55,673)
Income tax expense		-		-
Net loss attributable to Patient Care Solutions Business		(44,029)		(55,673)
Comprehensive loss		(44,029)		(55,673)
Comprehensive loss attributable to Patient Care Solutions	$	(44,029)	$	(55,673)

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PATIENT CARE SOLUTIONS BUSINESS

COMBINED BALANCE SHEETS

(In thousands)

	As of March 31, 2019	As of March 31, 2018
ASSETS		
Current assets		
Cash and cash equivalents	$ 18,908	$ 17,659
Receivables, net	16,997	17,140
Contract assets	7,548	-
Prepaid expenses and other	915	719
Total current assets	44,368	35,518
Property, plant and equipment, net	9,263	1,127
Other noncurrent assets	15	16
Total assets	$ 53,646	$ 36,661
LIABILITIES AND EQUITY		
Current liabilities		
Drafts and accounts payable	$ 4,103	$ 6,607
Other accrued liabilities	5,880	21,293
Total current liabilities	9,983	27,900
Other noncurrent liabilities	89	72
Net parent investment	43,574	8,689
Total liabilities and equity	$ 53,646	$ 36,661

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PATIENT CARE SOLUTIONS BUSINESS COMBINED STATEMENTS OF NET PARENT INVESTMENT (In thousands) Net Parent Investment 18,628 (55,673) 45,734 Balance as of March 31, 2017 Net loss Net transfers from parent Balance as of March 31, 2018 Net loss Cumulative effect on opening net parent investment of adopting accounting standards and other Net transfers from parent Balance as ofMarch31, 2019 $ 8,689 (44,029) 7,964 70,950 --$----------43,-57-4-7

PATIENT CARE SOLUTIONS BUSINESS COMBINED STATEMENTS OF CASH FLOWS (In thousands) Years Ended March 31, 2019 March 31, 2018 Net loss Adjustments to reconcile to net cash used in operating activities: Depreciation Provision for bad debts Other non-cash items Changes in assets and liabilities: Receivables, net Contract assets Prepaid expenses and other Drafts and accounts payable Other accrued liabilities Net cash used in operating activities $ (44,029) $ (55,673) 314 (1,547) 437 485 (11 ,007) 1,690 416 (65) (2,504) {152413} 14,351 225 (6,945) 14,349 (602701} (442215} Investing Activities Payments for property, plant and equipment Net cash used in investing activities {9,000} {130} {92000} (130} Financing Activities Net transfers from parent Net cash provided by financing activities 70 950 45 734 70 950 45 734 Net increase in cash and cash equivalents Cash and cash equivalents at beginning of year Cash and cash equivalents at end of year 1,249 17 659 1,389 16,270 $ 18 908 $ 17,659 8

PATIENT CARE SOLUTIONS BUSINESS NOTES TO COMBINED FINANICAL STATEMENTS (In thousands) 1. Business Overview and Basis of Presentation Patient Care Solutions ("PCS" or "the Company" or "we") is a component of the Medical-Surgical Solutions segment ("MMS") of McKesson Corporation ("McKesson"). McKesson is a global leader in healthcare supply chain management solutions, retail pharmacy, healthcare technology, community oncology and specialty care. MMS distributes medical surgical supplies and provides logistics and other services to healthcare providers in the United States. PCS operations began with the acquisitions of Sterling Medical ("SMS") in 2006 and National Rehab ("NR") in 2012. These two operating units were combined in 2014 to create the PCS business, based in Pittsburgh, PA, with distribution centers in Auburn, AL and Moorestown, NJ. PCS is a direct provider of durable medical supplies and durable medical equipment ("DME") supplies to the patient's home. PCS provides wound care supplies, ostomy supplies, incontinence supplies, diabetic care supplies and breast pumps directly to patients across the United States. The Company maintains extensive national relationships with physicians, medical facilities and customers, and currently serves all 50 states. PCS is similar to a pharmacy in that it provides physician-prescribed medical supplies to patients while billing their insurance directly. Unlike a pharmacy, PCS ships products directly to patients and the billing cycle is more complex than pharmaceuticals due to the robust documentation required for reimbursement. On November 21, 2019, MMS entered into a Securities Purchase Agreement ("Agreement") to sell its Patient Care Solutions business to AdaptHealth Corp ("AH" or the "Buyer") ("Proposed Transaction"). The Proposed Transaction closed on January 1, 2020. Throughout the periods included in these Combined Financial Statements, PCS operated as part of McKesson and consisted of one holding company and one operating company with separate legal status. Separate financial statements have not historically been prepared for PCS. The Combined Financial Statements have been derived from McKesson's historical accounting records as ifPCS 's operations had been conducted independently from McKesson and were prepared on a stand-alone basis in accordance with U.S. generally accepted accounting principles ("GAAP"). As the statements are combined, with amounts being removed from and added to PCS, there is no longer a single stock interest in the carve-out entity. Therefore, the equity interest is presented as Net parent investment ("NPI"). Changes in NPI include net income or loss for the year, net transfers to and from MMS and its subsidiaries, and PCS. The historical results of operations, financial position and cash flows of PCS presented in these Combined Financial Statements may not be indicative of what they would have been had PCS actually been an independent stand-alone entity, nor are they necessarily indicative of PCS 's future results of operations, financial position and cash flows. The Combined Financial Statements include all revenues and costs directly attributable to PCS and an allocation of expenses related to certain McKesson corporate functions (Note 3, "Corporate Allocations, Related Party Transactions and Net Parent Investment"). These expenses have been allocated to PCS based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily on a pro rata basis ofheadcount, usage, or other reasonable measures. PCS considers these allocations to be a reasonable reflection of the utilization of services or the benefit received. However, the allocations may not be indicative of the actual expense that would have been incurred had PCS operated as an independent, stand-alone entity, nor are they indicative ofPCS future expenses. The Combined Financial Statements include assets and liabilities specifically attributable to PCS and certain liabilities that are held by McKesson that are specifically identifiable or otherwise attributable to PCS. McKesson uses a centralized approach for managing cash and financing operations with its segments and subsidiaries. Accordingly, a substantial portion ofPCS 's bank cash balances are transferred to McKesson's cash management accounts regularly by McKesson at its discretion and therefore are not included in the Combined Financial Statements. Only cash balances legally owned by 9

PCS are reflected in the Combined Balance Sheets. Transfers of cash between PCS and McKesson are included within Net transfers from parent on the Combined Statements of Cash Flows and the Combined Statements of Net Parent Investment. McKesson's long-term debt and related interest expense have not been attributed to PCS for any of the periods presented because McKesson's borrowings are neither directly attributable to PCS nor is PCS the legal obligor of such borrowings. All material intercompany transactions and balances within PCS have been eliminated. Transactions between PCS and McKesson have been included in these Combined Financial Statements and substantially all have been effectively settled for cash at the time the transaction is recorded through McKesson's centralized cash management system. Transactions between PCS and other businesses of McKesson are considered related party transactions (Note 3, "Corporate Allocations, Related Party Transactions and Net Parent Investment"). PCS's operations are included in the combined U.S. federal and certain state and local income tax returns filed by McKesson. PCS also files certain separate state and local income tax returns. Income tax expense and other income tax related information contained in these Combined Financial Statements are presented on a separate return basis as if PCS filed its own tax returns ("Separate Return Method"). PCS's tax results as presented in the Combined Financial Statements may not be reflective of the results that PCS will generate in the future. In jurisdictions where PCS has been included in the tax returns filed by McKesson, any income taxes payable resulting from the related income tax provisions have been reflected in the Combined Balance Sheets within Net Parent Investment. 2. Significant Accounting Policies Fiscal period: The Company's fiscal year begins on April 1 and ends on March 31. Unless otherwise noted, all references to a particular year shall mean the Company's fiscal year. Use of estimates: The preparation of financial statements in conformity with U.S. GAAP requires that we make estimates and assumptions that affect the reported amounts in the Combined Financial Statements and accompanying notes. Actual amounts could differ from those estimated amounts. Significant estimates inherent in the preparation of these Combined Financial Statements include, but are not limited to, accounting for revenue and cost recognition, allocation of expenses related to certain McKesson corporate functions, income taxes including deferred taxes, fair value measurements, legal liabilities and other contingencies. Cash and cash equivalents: PCS participates in McKesson's cash management and financing programs. The cash reflected on the Combined Financial Statements represents cash on hand related to PCS at certain domestic legal entities. The remaining cash and cash equivalents are deposited with several financial institutions. Deposits may exceed the amounts insured by the Federal Deposit Insurance Corporation in the U.S. and similar deposit insurance programs in other jurisdictions. We mitigate the risk of our short-term investment portfolio by depositing funds with reputable financial institutions and monitoring risk profiles. Concentrations of credit risk and receivables: Trade receivables are subject to a concentration of credit risk with customers in the healthcare provider sector, which can be affected by a downturn in the economy and changes in reimbursement policies. This credit risk is mitigated by the size and diversity of the customer base as well as its geographic dispersion. We estimate the receivables for which we do not expect full collection based on historical collection rates and ongoing evaluations of the creditworthiness of our customers. An allowance is recorded in our Combined Financial Statements for these amounts. Shipping and handling costs: We include costs to pack and deliver inventory to our customers in Selling, distribution and administrative expenses. Shipping and handling costs of$9,389 and $8,325 were recognized in 2019 and 2018. 10

Property, plant and equipment: We state our property, plant and equipment ("PPE") at cost and depreciate them under the straight-line method at rates designed to distribute the cost of PPE over estimated service lives ranging from two to ten years. When certain events or changes in operating conditions occur, an impairment assessment may be performed on the recoverability of the carrying amounts. Revenue recognition: Revenue is recognized when the company satisfies a performance obligation by transferring control of a promised good to a customer in an amount that reflects the consideration to which we expect to be entitled for that good. The company generates revenues by providing DME to patients. Revenue is recognized when control of the DME is transferred to the customer which occurs based on our delivery terms with the customer. The Company will ship DME directly to the patient's home and invoice the patient's insurance provider. Revenues are recorded gross as we are the principal in the transaction, have the ability to direct the use of the DME prior to transfer to a customer, are responsible for fulfilling the promise to our customer, have latitude in establishing prices, and control the relationship with the customer. We record our revenue net of sales tax. Revenues are measured based on the amount of consideration that we expect to receive, reduced by estimates for return allowances, discounts and price concessions using historical data under the expected value method. Sales returns, associated assets for the right to recover products from customers, and the associated refund liabilities for returns allowances were not material as of March 31, 2019 and 2018. Shipping and handling costs associated with outbound freight after control over a product has transferred to a customer are accounted for as fulfillment costs and are included in selling, distribution and administrative expenses. Payment terms can vary by the type and location of the customer. The term between invoicing and when payment is due is not significant. The common nature, timing, and risks associated with our contracts with customers for the provision ofDME satisfies the disaggregation criteria for use of a single category of revenue. We elected the practical expedient and generally expense costs to obtain a contract when incurred because the amortization period would have been one year or less. In addition, we elected the practical expedient to not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. Contract Balances Contract assets primarily relate to the Company's rights to consideration for control of DME that has transferred to the customer but not billed at the reporting date. The contract assets are transferred to receivables when the rights become unconditional. The following table summarizes the activity in the Company's contract assets during the fiscal year ended March 31,2019 (in thousands): (In thousand::,) Balance as of March 31, 2018 Cwnulative effect adjustment at April 1, 2018 Revenue recognized $ 7,964 134,774 Amounts collected or invoiced (135,190) Balance as of March 31 2019 $ 7,548 We had no material contract liabilities or deferred contract costs recorded on the Consolidated Balance Sheet as of March 31, 2019. 11

Supplier incentives: Fees for services and other incentives received from suppliers, relating to the purchase or distribution of inventory, are considered product discounts and are generally reported as a reduction to cost of sales. Supplier reserves: We establish reserves against amounts due from suppliers relating to various fees for services and price and rebate incentives, including deductions taken against payments otherwise due to them. These reserve estimates are established based on judgment after considering the status of current outstanding claims, historical experience with the suppliers, the specific incentive programs and any other pertinent information available. We evaluate the amounts due from suppliers on a continual basis and adjust the reserve estimates when appropriate based on changes in facts and circumstances. Adjustments to supplier reserves are generally included within cost of sales. The ultimate outcome of any outstanding claims may be different than our estimate. Income taxes: Income taxes (as presented) attribute deferred income taxes of McKesson to our stand-alone Combined Financial Statements in a manner that is systematic, rational and consistent with the asset and liability method. Accordingly, our income tax provision was prepared following the Separate Return Method, which calculates income taxes for the stand-alone financial statements of each member of the combined group as if the group member were a separate taxpayer and a stand-alone enterprise. As a result, actual tax transactions included in the Consolidated Financial Statements of McKesson may not be included in our separate Combined Financial Statements. Similarly, the tax treatment of certain items reflected in our Combined Financial Statements may not be reflected in the Consolidated Financial Statements and tax returns of McKesson. We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or the tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse, as well as differences related to the timing of the recognition of income and expense. Realization of the future tax benefits related to deferred tax assets is dependent on many factors, including PCS's past earnings history, expected future earnings, the character and jurisdiction of such earnings, reversing taxable temporary differences, unsettled circumstances that, if unfavorably resolved, would adversely affect utilization of its deferred tax assets, carryback and carryforward periods, and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. Tax benefits from uncertain tax positions are recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. The amount recognized is measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon effective settlement. We report interest and penalties on income taxes as income tax expense. Tax positions failing to qualify for initial recognition are recognized in the first subsequent interim period that they meet the more likely than not standard, upon resolution through negotiation or litigation with the taxing authority or on expiration of the statute of limitations. Net parent investment: Net parent investment in the Combined Balance Sheets represents McKesson's historical investment in PCS and includes accumulated net earnings attributable to parent and the net effect of transactions with, and cost allocations from, parent. Note 3, "Corporate Allocations, Related Party Transactions and Net Parent Investment" provides additional information regarding the allocation to PCS for expenses incurred by McKesson. Loss contingencies: We are subject to various claims, including claims with customers and vendors, pending and potential legal actions for damages, investigations relating to governmental laws and regulations and other matters arising out of the normal conduct of our business. When a loss is considered probable and reasonably estimable, we record a liability in the amount of our best estimate for the ultimate loss. However, the likelihood of a loss with respect to a particular contingency is often difficult to predict and determining a meaningful estimate of the loss or a range of loss may not be practicable based on the information available and the potential effect of future events and decisions by third parties that will determine the ultimate resolution of the contingency. Moreover, it is not uncommon for such matters to be resolved over many years, during which time relevant developments and new information must be reevaluated to determine both the likelihood of potential loss and whether it is possible to reasonably estimate the loss or a range of 12 possible loss. When a material loss is reasonably possible or probable but a reasonable estimate cannot be made, disclosure of the proceeding is provided. Disclosure is also provided when it is reasonably possible that a loss will be incurred or when it is reasonably possible that the amount of a loss will exceed the recorded provision. We review all contingencies at least quarterly to determine whether the likelihood of loss has changed and to assess whether a reasonable estimate of the loss or range of the loss can be made. As discussed above, development of a meaningful estimate of loss or a range of potential loss is complex when the outcome is directly dependent on negotiations with or decisions by third parties, such as regulatory agencies, the court system and other interested parties. Such factors bear directly on whether it is possible to reasonably estimate a range of potential loss and boundaries of high and low estimate. Restructuring charges: Employee severance costs are generally recognized when payments are probable and amounts are reasonably estimable. Costs related to contracts without future benefit or contract termination are recognized at the earlier of the contract termination or the cease-use dates. Other exit-related costs are recognized as incurred. Recently adopted accounting pronouncements Revenue recognition: In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09") that supersedes ASC 605, Revenue Recognition. Subsequently, the FASB issued several updates to ASU 2014-09, which are codified in Accounting Standards Codification Topic 606 ("ASC 606"). In the first quarter of2019, we adopted amended guidance for revenue recognition using the modified retrospective method and applied the amended guidance to those contracts which were not completed as of April1, 2018. Previously the Company recognized revenue when persuasive evidence of an arrangement existed, product was delivered and title passed to the customer, the price was fixed or determinable, and collection of the amounts were reasonably assured. As the transaction price was deemed fixed and determinable at the time of invoicing, revenue recognition was deferred until this point time. Under ASC 606, the Company recognizes revenue when control of goods is transferred to the customer which occurs based upon our delivery terms with the customer. Accordingly, revenue is recognized at this earlier point in time and a contract asset is recorded until the customer is billed. The cumulative effect of initially applying the new revenue standard was $7,964 and has been recorded as an adjustment to increase the opening balance Net parent investment. The cumulative effect adjustment relates to the recognition of revenue at this earlier point in time. The comparative information has not been restated and is reported in accordance with accounting standard ASC 605, which was in effect for the year ended March 31, 2018. The adoption of the new revenue standard impacted the Combined Financial Statements as follows: 13

(In thousands)	Year Ended March 31, 2019 As Reported	Effect of Change	Amount Without Adoption of ASC 606
Revenues	$ 134,774	$ 416	$ 135,190
Gross profit	49,779	416	50,195
Operating loss	(44,091)	416	(43,675)
Net loss	(44,029)	416	(43,613)
Current assets			
Contract assets	7,548	(7,548)	-
Net parent investment			
Net parent investment	(43,574)	(7,548)	(51,122)

Recently issued accounting pronouncements not yet adopted

Leases: In February 2016, amended guidance was issued for lease arrangements. The amended guidance requires lessees to recognize lease liabilities and right-of-use ("ROU") assets on the balance sheet for all leases with terms longer than 12 months and to provide enhanced disclosures on key information of leasing arrangements. The amended guidance is effective for us commencing in the first quarter of 2020. We will adopt the amended guidance on a modified retrospective basis through a cumulative-effect adjustment to the beginning retained earnings in the period of adoption.

We will elect the transition package of practical expedients provided within the amended guidance, which eliminates the requirements to reassess lease identification and lease classification for leases commenced before April 1, 2019. We will also elect not to separate lease from non-lease components and to exclude short-term leases with an initial term of 12 months or less from our Combined Balance Sheets.

Upon adoption of this amended guidance, we will record $11,449 of operating lease liabilities and $11,159 of operating lease ROU assets. We will have no adjustments to beginning retained earnings. The adoption of this amended guidance did not have a material impact on our condensed consolidated statements of operations and cash flows.

3. Corporate Allocations, Related Party Transactions and Net Parent Investment

The Combined Financial Statements reflect allocations of certain expenses from McKesson including, but not limited to, general corporate expenses such as management, legal, human resources, accounting, information technology, shared services processing, and corporate employee benefits including incentive bonuses and share-based compensation. Also reflected are allocations of certain expenses from MMS, including, but not limited to, expenses such as warehouse, management, legal, human resources and compliance. These allocations were net against an allocation made from MMS to the Company for supplier incentives that benefitted the Company but were not previously recorded. We consider these allocations to be a reasonable reflection of the utilization of services by, or the benefits provided to the Company. The allocation methods used primarily include a pro rata basis of headcount, usage, or other reasonable measures. Allocations for these management costs and corporate support services totaled $13,468 and $15,207 in 2019 and 2018 respectively.

These costs have been recorded within Cost of sales and Selling, distribution and administrative in the Combined Statements of Operations and Comprehensive Income as follows:

(In thousands)	Years Ended March 31, 2019	March 31, 2018
Cost of sales	$ (2,357)	$ (1,969)
Selling, distribution and administrative	15,825	17,176
Total corporate allocations	$ 13,468	$ 15,207

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The financial information in these Combined Financial Statements does not necessarily include all the expenses that would have been incurred by PCS had it been a separate, stand-alone entity. Actual costs that may have been incurred if PCS had been a stand-alone company would depend on a number of factors, including the chosen organization structure and functions outsourced or performed by employees. Related party purchases The Company has entered into agreements with McKesson and its subsidiaries, all related to the supply, purchase, and distribution of inventory to the Company's customers. In 2019 and 2018, related party inventory purchases from McKesson and its subsidiaries were $104,078 and $113,314 respectively, and are recorded in Cost of sales on the Combined Statements of Operations and Comprehensive Income. In 2019 and 2018, expenses related to the distribution of inventory by McKesson and its subsidiaries were $7,349 and $7,533, respectively, and are recorded in Selling, distribution and administrative expenses on the Combined Statements of Operations and Comprehensive Income. All related party receivables and payables due from or due to McKesson are settled through the intercompany accounts included within the Net parent investment line on the Combined Balance Sheets. Related party transaction with Change Healthcare The Company has entered into a service agreement with Change Healthcare Technology Enabled Services, LLC ("Change Healthcare"), pursuant to which the Company receives consulting services for patient order support and software implementation. This agreement was terminated in the fourth quarter of 2019. In 2019 and 2018, expenses incurred by the Company related to the Change Healthcare arrangement were $1,352 and $1,245, respectively, and are recorded in Selling, distribution and administrative expenses on the Combined Statements of Operations and Comprehensive Income. Accounts payable related to the Change Healthcare arrangement were not considered material as of March 31, 2019 and March 31, 2018. Net parent investment Historically, McKesson has provided financing, cash management and other treasury services to PCS. The PCS cash balances are swept by McKesson and historically, we have received funding from McKesson for our operating and investing cash needs. Cash transferred to and from McKesson has historically been recorded as intercompany payables and receivables which are reflected in the Net parent investment line on the Combined Balance Sheets. 4. Restructuring Charges On December 8, 2017, the executive management of MMS gave approval to execute the first phase of a restructuring plan to consolidate PCS operations. This phase focused on the consolidation of certain operations, headcount rationalization due to the Brightree system implementation, and related temporary transitional resources. On June 29, 2018, the executive management ofMMS gave approval to execute the second phase of a restructuring plan that consolidated PCS operations (the Plan). The Plan addresses multiple components of PCS operations, including customer service, documentation, authorization, billing, and cash collections. Under the current model, these PCS operations are dispersed throughout 2 separate facilities in Pittsburgh, PA, and 1 additional facility in Moorestown, NJ. Under the new model, these operations will be strategically located within the existing MMS "Hub" locations; specifically, 1 facility in Pittsburgh, PA, and 1 additional facility in Jacksonville, FL. The Plan was approved to support the Company's continuing efforts to lower operating costs while maintaining a high level of operational capabilities and quality of services. In connection with the Plan, PCS terminated various employees and expects to terminate more employees through the third quarter ofFY2020 and provide them with termination benefits in accordance with the existing severance policy established by MMS Human Resources. During FY2020, PCS is planning to consolidate certain facilities. In connection with the consolidations, various non-PCS employees (specifically 15 sales personnel supporting the Extended Care (EC) business) will also be terminated. MMS will provide these employees with termination benefits in accordance with the existing severance policy established by MMS Human Resources.

The following restructuring costs are incurred as part of the Plan:

1) Temporary transitional resources to complete the consolidation;

2) Facility exit costs related to the consolidation, including lease exit, decommissioning, accelerated depreciation, move-related, duplicative rent, and licensure.

During the period ended March 31, 2019, $1,823 of cash payments were made, primarily related to severance. At March 31, 2019, restructuring liabilities of $2,482 were recorded in Other accrued liabilities in our Combined Balance Sheets.

Under the Plan, we expect to record total pre-tax charges of approximately $12,225, of which $10,158 of pre-tax charges have been recorded to date. Estimated remaining charges primarily consist of exit-related costs and accelerated depreciation.

Restructuring charges for the Plan for the years ended March 31, 2019 and March 31, 2018 directly attributable to PCS consisted of the following:

	Years Ended			
(In thousands)		March 31, 2019		March 31, 2018
Severance and employee-related costs, net	$	1,790	$	1,637
Exit and other-related costs		5,334		1,250
Asset impairments and accelerated depreciation		477		-
Total	$	7,601	$	2,887

The following table summarizes the activity related to the restructuring liabilities associated with the fiscal 2019 initiatives for the year ended March 31, 2019:

(In thousands)		
Balance as of March 31, 2017	$	475
Restructuring charges recognized		2,887
Non-cash charges		-
Cash payments		(100)
Temporary charges		(800)
Balance as of March 31, 2018		2,462
Restructuring charges recognized		7,601
Non-cash charges		(477)
Cash payments		(1,823)
Temporary charges		(5,281)
Balance as of March 31, 2019	$	2,482

5. Income Taxes

As previously mentioned, the provision for income taxes is computed as if the Company has filed a separate tax return following the Separate Return Method. The Separate Return Method applies the accounting guidance for income taxes to the standalone financial statements as if the Company were a separate taxpayer and a stand-alone enterprise for the periods presented. The Company's operations are included in the income tax returns of the parent for U.S. federal income

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tax purposes and with respect to certain consolidated, combined, unitary, or similar group filings for U.S. state or local income tax jurisdictions. Although the Company is showing a hypothetical deferred tax asset for these separate company loss carryforwards on its balance sheet, the losses were actually used by other profitable subsidiaries of its parent and are not available to offset the Company's future taxable income. The Company may also file on a standalone basis with respect to certain other state or local tax jurisdictions in accordance with the taxing jurisdiction's filing requirements. Years Ended March 31, (In thousands) 2019 2018 $ (44,029) $ (55,673) Total income from continuing operations before income taxes (United States) Income tax expense (benefit) related to continuing operations consists of the following: Years Ended March 31, (In thousands) 2019 2018 Current Federal State Total current $ $ Deferred Federal State Total deferred Income tax expense (benefit) $ $ We recorded no income tax expense and our effective tax rate was 0% related to continuing operations in both 2019 and 2018 due to losses in each period and full valuation allowance on our deferred tax assets. The reconciliation of income tax expense (benefit) and the amount computed by applying the statutory federal income tax rate of 21% for 2019 and 31.5% for 2018 to the income before income taxes is as follows: Years Ended March 31, (In thousands) 2019 2018 $ (9,246) (1,179) 45 $ (17,537) (1,931) 40 28,490 Income tax expense at federal statutory rate State income taxes net of federal tax benefit Other Change in tax rate Valuation allowance 10,380 (9,062) Income tax expense (benefit) $ $ In March 2016, amended guidance was issued for employee share-based payment awards. Under the amended guidance, all windfalls and shortfalls related to employee share-based compensation arrangements are recognized within income tax expense. We elected to early adopt this amended guidance in the first quarter of 2017. The primary impact of the adoption was the recognition of tax shortfalls in the income statement on a prospective basis, rather than additional paid-in capital. As a result, we recognized tax expense, before valuation allowance, of$34 in 2019 and $21 in 2018. Deferred tax balances consisted of the following: 17

Years Ended March 31, (In thousands) 2019 2018 Assets Receivable allowances Compensation and benefit related accruals Accrued Litigation Federal and state riet operating loss Intangibles Other Subtotal Less: valuation allowance Net deferred tax 179 974 $ 6,706 722 3,866 40,614 6,549 487 $ 62,996 4,929 246 69,324 (69,324) 58,944 {58,944} $ $ We assess the available positive and negative evidence to determine whether deferred tax assets are more likely than not to be realized. As a result of this assessment, valuation allowances have been recorded on certain deferred tax assets in various tax jurisdictions. The valuation allowance was approximately $69,324 and $58,944 in 2019 and 2018. The increase of $10,380 in valuation allowances in the current year relates primarily to federal and state net operating losses incurred in certain tax jurisdictions for which no tax benefit was recognized. We have federal and state net operating loss carry forwards of$249,007 and $174,614 as ofMarch 31,2019. Federal and state net operating losses will expire at various dates from 2022 through 2037. We have not recorded any unrecognized tax benefits as of March 31, 2019 and March 31, 2018. Although we report interest and penalties on income taxes as income tax expense, PCS did not recognize any interest or penalties for the years ended March 31, 2019 and 2018. We file income tax returns in the U.S. federal jurisdiction and various U.S. state jurisdictions. The IRS is currently examining our U.S. corporation income tax returns for 2013 through 2015. We are generally subject to audit by taxing authorities in various U.S. state jurisdictions for fiscal years 2010 through the current fiscal year. 2017 Tax Act On December 22, 2017, the U.S. government enacted the 2017 Tax Act, which was comprehensive new tax legislation. The 2017 Tax Act made broad and complex changes to the U.S. tax code that affected our fiscal year 2018 due to the reduction of the U.S. federal corporate tax rate from 35 percent to 21 percent. The SEC Staff issued guidance on income tax accounting for the 2017 Tax Act on December 22, 2017, which allows companies to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. However, even as a result of this guidance, we recognized no net tax impact from re-measurement in 2018 as our deferred taxes were subject to full valuation allowance. During 2019, we have not made any measurement period adjustments to this amount. Our accounting for the impact of the 2017 Tax Act was completed as of the period ending December 31, 2018. 6. Receivables, Net March 31, (In thousands) 2019 March31, 2018 24,589 Trade receivables $ 21,481 $ 1 Other receivables Total 1,439 2,383 22,920 26,972 {9,832} Allowances {5,923} Net $ 16 997 $ 17 140 1. Other receivables primarily include amounts due from vendors for vendor incentives and rebates. 18

7. Property, Plant and Equipment, Net

(In thousands)		March 31, 2019		March 31, 2018
Machinery and equipment	$	1,684	$	3,665
Leasehold improvements		732		1,067
Construction in progress		9,005		21
Accumulated depreciation		(2,158)		(3,626)
Property, plant and equipment, net	$	9,263	$	1,127

Depreciation expense was $314 and $485 for the years ended March 31, 2019 and 2018, respectively.

8. Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a three-level hierarchy that prioritizes the inputs used in determining fair value by their reliability and preferred use, as follows:

Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities.

Level 2 - Valuations based on quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations based on inputs that are both significant to the fair value measurement and unobservable.

At March 31, 2019 and 2018, the carrying amounts of cash, certain cash equivalents, receivables, drafts and accounts payable and other current liabilities approximated their estimated fair values because of the short maturity of these financial instruments.

There were no transfers between Level 1, Level 2 or Level 3 of the fair value hierarchy during the years ended March 31, 2019 and 2018.

9. Other Accrued Liabilities

(In thousands)		March 31, 2019		March 31, 2018
Restructuring reserves	$	2,482	$	2,462
Accrued employee expenses		1,651		1,731
Accrued taxes		329		310
Accrued legal		-		15,204
Accrued other		1,418		1,586
Other accrued liabilities	$	5,880	$	21,293

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10. Lease Obligations

We primarily lease facilities and vehicles under operating leases. Our equipment leases are not material. At March 31, 2019, future minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year for the year ending March 31, 2019 are:

		Noncancelable Operating leases
2020	$	2,187
2021		2,168
2022		1,846
2023		1,635
2024		1,665
Thereafter		3,140
Total minimun lease payments	$	12,641

Rent expense under operating leases was $1,835 and $1,721 in 2019 and 2018. We recognize rent expense on a straight-line basis over the term of the lease, taking into account, when applicable, lessor incentives for tenant improvements, periods where no rent payment is required and escalations in rent payments over the term of the lease. Deferred rent is recognized for the difference between the rent expense recognized on a straight-line basis and the payments made per the terms of the lease. Remaining terms for facilities leases generally range from one to fifteen years, while remaining terms for equipment leases range from one to six years. Most real property leases contain renewal options (generally for five-year increments) and provisions requiring us to pay property taxes and operating expenses in excess of base period amounts. Sublease rental income was not material for 2019 and 2018.

11. Commitments and Contingent Liabilities

In addition to commitments and obligations incurred in our business, we are subject to a variety of claims incidental to the normal conduct of our business, including claims from customers and vendors, pending and potential legal actions for damages, governmental investigations, and other matters. The Company is vigorously defending itself against claims in the legal proceedings described below. If we are unsuccessful in defending, or if we determine to settle, any of these matters, we may be required to pay substantial sums, be subject to injunction or be forced to change how we operate our business, which could have a material adverse impact on our financial position or results of operations.

Unless otherwise stated, we are unable to reasonably estimate the loss or a range of possible loss for the matters described below. Often, it is not reasonably possible for us determine that a loss is probable for a claim, or to reasonably estimate the amount of loss or a range of loss, because of the limited information available and the potential effects of future events and decisions by third parties, such as courts and regulators, that will determine the ultimate resolution of the claim. Many of the matters described below are at preliminary stages, raise novel theories of liability or seek an indeterminate amount of damages. It is not uncommon for claims to be resolved over many years. We review loss contingencies at least quarterly, to determine whether the loss probability has changed and whether we can make a reasonable estimate of the possible loss or range of loss. When we determine that a loss from a claim is probable and reasonably estimable, we record a liability in the amount of our estimate for the ultimate loss. We also provide disclosure when it is reasonably possible that a loss may be incurred or when it is reasonably possible that the amount of a loss will exceed our recorded liability.

Litigation and Claims

Consistent with its obligations under Federal law regarding the repayment of overpayments received from Federal healthcare programs, PCS, under the direction of outside counsel, retained a consultant (FTI) to conduct a sampling of claim payments

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from Medicare. FTI conducted a retrospective review based on data provided from PCS's legacy claims processing systems. This review, which included a statistically valid sampling methodology and extrapolation, resulted in $15,147 being refunded to the four DME Medicare Administrative Contractors (MACs) in May 2018 for overpayments received between 2011 through 2016. PCS continues to monitor Medicare payments. The Compliance Department oversees this process and works with the Accounts Receivable team to identify and process refunds to the DME MACs in the event overpayments are identified. PCS has received notifications of overpayments from the Recovery Auditor Contractor (RAC) regarding Medicare Part B payments made while the Medicare beneficiary was under a Part A stay or episode of care. Beginning in 2017, refunds in the amount of $42 related to 181 claim audits have been recovered by the RAC. The RAC audits are ongoing and may result in additional refunds. 12. Subsequent Events On January 1, 2020, the Proposed Transaction closed upon satisfaction of all closing conditions pursuant to the Agreement. In connection with the issuance of the March 31, 2019 financial statements, subsequent events were evaluated for financial statement recognition purposes through January 17, 2020. 21